Exhibit 10(a)

FIRST AMENDMENT TO
INTANGIBLE TRANSITION PROPERTY
SERVICING AGREEMENT

First Amendment dated as of August 9, 2002 to Intangible Transition Property Servicing Agreement dated August 10, 1999 (the "Original Agreement" and as amended by this First Amendment, the "Agreement") between PPL Transition Bond Company, LLC (formerly, PP&L Transition Bond Company LLC) and PPL Electric Utilities Corporation (formerly, PP&L, Inc.).

The last paragraph of Section 5.10(b) of the Original Agreement is hereby amended to read in its entirety as follows:

        In order to satisfy the Rating Agency Condition with respect to Moody's so as to permit remittances of ITC Collections on Monthly Remittance Dates pursuant to Section 5.10(b)(iii)(B) above, the Servicer may arrange for the issuance to the Trustee as beneficiary of a letter of credit, surety bond or other similar credit support instrument in a form, issued by a financial institution and in an amount acceptable to Moody's, provided that if the amount of coverage provided by the instrument is less that $50,000,000 and if at any time ITC Collections during any Collection Period exceed the amount of such coverage, the Servicer shall remit the excess of ITC Collections over that amount in accordance with Section 3.03 not later than the next Daily Remittance Date. The Servicer shall give notice to Moody's promptly upon the termination of such instrument.

Except as amended hereby, the Agreement shall remain in full force and effect. This First Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to the conflicts of laws provisions thereof.

PPL TRANSITION BOND COMPANY, LLC

By /s/ James S. Pennington Name: James S. Pennington Title: Manager

PPL ELECTRIC UTILITIES CORPORATION

By /s/ Russell R. Clelland Name: Russell R. Clelland Title: Assistant Treasurer

Acknowledged and Accepted: THE BANK OF NEW YORK, not in its individual capacity but solely as Trustee on behalf of the Holders of the Transition Bonds

By /s/ Catherine L. Cerilles Name: Catherine L. Cerilles, Assistant Vice President Title: Trust Officer